EXHIBIT 99.01

KANA Software Announces Preliminary Second Quarter 2006 Financial Results that Exceed Expectations

Leading Provider of Multi-Channel Customer Service Solutions Expects Positive EBITDA

MENLO PARK, Calif. — July 10, 2006 — KANA Software Inc. (Pinksheets: KANA.PK), a world leader in multi-channel customer service, today announced preliminary financial results for the second quarter ended June 30, 2006.

KANA estimates that its total revenues for the second quarter of 2006 were between $13.8 million to $14.3 million, an increase of 29% to 34% over total revenues for the second quarter of 2005. License revenue is expected to be approximately $5.4 million to $5.9 million which represents a 128% to 150% increase over the second quarter of 2005. This marks the sixth consecutive quarter of total revenue growth for the company. Based on these ranges, KANA will report positive EBITDA and expects to be close to profitability on a GAAP basis for the second quarter of 2006.

The Company plans to file its Form 10-Q for the first quarter 2006 by the end of the month, which will bring its financial reporting current. The Company plans to file its Form 10-Q for the second quarter 2006 within the Securities and Exchange Commission’s guidelines. KANA will schedule a conference call for investors shortly after the Form 10-Q for the second quarter 2006 is filed.

“We are very pleased with the estimated revenue results for Q2 as well as our expectation of positive EBITDA and nearing GAAP profitability for the quarter,” said Michael Fields, CEO at KANA. “We are excited that the new sales and marketing initiatives we have put in place, the backshoring of development, and the continued focus on providing the most innovative multi-channel customer service solutions on the market are yielding positive results for the Company.”

About KANA

KANA is a world leader in multi-channel customer service. KANA’s integrated solutions allow companies to deliver consistent, managed service across all channels, including email, chat, call centers and Web self-service, so customers have the freedom to choose the service they want, how and when they want it. KANA’s clients report double-digit increases in customer satisfaction, while reducing call volumes by an average of 20%. KANA’s award-winning solutions are proven in more than 600 companies worldwide, including approximately half of the world’s largest 100 companies. For more information visit www.kana.com.

Cautionary Note Regarding Forward-looking Statements Under the Private Securities Litigation Reform Act of 1995:

Information in this release regarding KANA’s forecasts, projections, expectations, beliefs, and intentions are forward-looking statements that involve risks and uncertainties. All forward-looking statements included in this release are based upon information available to KANA as of the date of this release, which may likely change, and we assume no obligation to update any such forward-looking statement. These statements include statements about KANA’s expected profitability, its plans to file its first and second quarter Form 10-Qs, and new sales and marketing initiatives. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include, but are not limited to: competition in our marketplace, including introductions of new products or services, or reductions in prices, by competitors; risks associated with lack of market acceptance of KANA’s products or services; inability to enhance and develop our products and services within budget and on schedule; inability to attract and retain qualified employees, to manage cash and expenditures or to expand sales; inability to manage our business in light of recent personnel reductions; KANA’s history of losses; the effect of potential military action and terrorist activities; and slow economic conditions, particularly as they affect spending by our prospective customers on SRM and similar enterprise software products. These and other factors are risks associated with our business that may affect our operating results and are discussed in KANA’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and our quarterly reports on Form 10-Q.

NOTE: KANA is a registered trademark of KANA Software, Inc. All other company and product names may be trademarks of their respective owners.

Contact:

KANA Software, Inc.

Jessica Hohn, 508-561-1236

jhohn@kana.com

or

Investors:

Market Street Partners

Carolyn Bass or Susan Coss, 415-445-3240

kana@marketstreetpartners.com